Exhibit 99.1

Investor Update	Issue Date: Dec. 22, 2010

This investor update provides forward-looking information about United Continental Holdings, Inc. (“the Company”) for the fourth quarter and full year of 2010. All year over year comparisons are based on the pro-forma combined company financial statements published in our Investor Update on Nov. 22, 2010.

Combined Company (United and Continental) Outlook Highlights

Capacity

The Company estimates its fourth quarter consolidated available seat miles (ASM) to be up 4.2% and full year ASM to be up 1.1% year-over-year.

Revenue

The Company estimates its fourth quarter consolidated passenger unit revenue (PRASM) to be up 9.75% to 10.75% year-over-year, and mainline PRASM to be up 11.0% to 12.0% year-over-year.

Effective December 14th, the Company implemented a revenue sharing structure for its trans-Atlantic joint venture, which is retroactive to January 1, 2010. The revenue sharing obligations for the first nine months of 2010 related to this agreement will be accounted for as other operating expense in the fourth quarter. Beginning with the fourth quarter activity, the agreement will be accounted for as an adjustment to passenger revenue. The Company expects to book the entire fourth quarter impact in its December results, and it is incorporated in the above guidance.

Non-Fuel Expense Guidance

Fourth quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the Company is expected to be up 2.25% to 2.75%. For the full year, the Company estimates consolidated CASM excluding fuel, profit sharing, certain accounting charges and merger-related expenses will be up 2.4% to 2.5%.

As described above, the Company will be accounting for the impact of the revenue sharing structure for its trans-Atlantic joint-venture for the first nine months of the year as other operating expenses. The Company currently estimates the impact of this obligation to be approximately $130 million, which is incorporated in to the non-fuel cost guidance herein.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $2.43 per gallon for the fourth quarter and $2.34 per gallon for the full year.

Profit Sharing

United and Continental have separate employee profit sharing plans for the employees of each respective subsidiary. The Company’s profit sharing plan for United pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation expense, to the employees of United when pre-tax profit excluding special items, profit sharing expense and stock-based compensation program expense exceeds $10 million. The Company currently expects that stock compensation program expense for United to be $28 million in the fourth quarter, and $58 million for the full year which should be added back to earnings when calculating profit sharing expense.

The Company’s profit sharing plan for Continental creates an award pool of 15% of annual pre-tax income excluding special, unusual or non-recurring items.

For both United and Continental, profit sharing expense is accrued on a year-to-date basis.

Non-Operating Income/(Expense)

Non-operating expense for the Company is estimated to be between $250 million and $260 million for the fourth quarter, and between $980 million and $990 million for the full year. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Pension Expense and Contributions

The Company estimates that its non-cash pension expense for the pro-forma combined company will be approximately $107 million for 2010 including the impact of purchase accounting. This amount excludes non-cash settlement charges related to lump-sum distributions. Settlement charges are possible during 2010, but the Company is not able at this time to estimate the amount of these charges.

Unrestricted Cash Balance

The Company expects to end the year with approximately $8.6 billion to $8.7 billion in unrestricted cash and short term investments.

Taxes

The Company expects to record a $10 million income tax expense in the fourth quarter for income tax obligations to the State of California.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 0.2 points, mainline international advance booked seat factor is down 1.9 points, mainline Atlantic advance booked seat factor is down 5.2 points, mainline Pacific advance booked seat factor is up 4.3 points and mainline Latin America advance booked seat factor is down 3.6 points. Regional Affiliates advance booked seat factor is flat to up 0.1 points.

Combined Company Outlook

PRO-FORMA
		Year-Over-Year		Year-Over-Year
	Estimated	% Change	Estimated	% Change
	4Q 2010	Higher/(Lower)	FY 2010	Higher/(Lower)
Capacity (Million ASM)
Mainline Capacity
Domestic	28,484	0.1%	114,942	(2.1%)
Atlantic	11,729	9.5%	48,176	2.1%
Pacific	9,504	5.8%	37,827	1.1%
Latin America	4,592	9.6%	19,320	5.3%
Total Mainline Capacity	54,309	3.8%	220,265	(0.0%)
Regional & Other Capacity*	8,159	6.8%	33,044	9.7%
Consolidated Capacity
Domestic	36,254	1.1%	146,451	0.0%
International	26,214	8.6%	106,858	2.7%
Total Consolidated Capacity	62,468	4.2%	253,309	1.1%

Traffic (Million RPM)
Mainline Traffic
Domestic	23,767 - 24,004	0.1% - 1.1%	97,059 - 98,047	(1.7%) - (0.7%)
Atlantic	9,311 - 9,400	4.5% - 5.5%	39,508 - 39,887	4.1% - 5.1%
Pacific	7,955 - 8,027	10.2% - 11.2%	31,734 - 32,023	9.6% - 10.6%
Latin America	3,579 - 3,612	6.4% - 7.4%	15,456 - 15,603	5.0% - 6.0%
Total Mainline System Traffic	44,612 - 45,043	3.2% - 4.2%	183,757 - 185,560	1.9% - 2.9%
Regional Affiliates System Traffic*	6,303 - 6,362	7.3% - 8.3%	25,840 - 26,071	12.0% - 13.0%
Consolidated System Traffic
Domestic System	29,796 - 30,092	1.3% - 2.3%	121,712 - 122,931	0.6% - 1.6%
International System	21,119 - 21,313	8.3% - 9.3%	87,885 - 88,700	7.6% - 8.6%
Total Consolidated System Traffic	50,915 - 51,405	3.7% - 4.7%	209,597 - 211,631	3.0% - 4.0%

Load Factor
Mainline Load Factor
Domestic	83.4% - 84.3%	0.0 pts. - 0.8 pts.	84.4% - 85.3%	0.3 pts. - 1.2 pts.
Atlantic	79.4% - 80.1%	(3.8) pts. - (3.1) pts.	82.0% - 82.8%	1.5 pts. - 2.3 pts.
Pacific	83.7% - 84.5%	3.3 pts. - 4.1 pts.	83.9% - 84.7%	6.5 pts. - 7.3 pts.
Latin America	77.9% - 78.7%	(2.3) pts. - (1.6) pts.	80.0% - 80.8%	(0.2) pts. - 0.5 pts.
Total Mainline Load Factor	82.1% - 82.9%	(0.5) pts. - 0.3 pts.	83.4% - 84.2%	1.5 pts. - 2.4 pts.
Regional Affiliates Load Factor*	77.3% - 78.0%	0.4 pts. - 1.1 pts.	78.2% - 78.9%	1.6 pts. - 2.3 pts.
Consolidated Load Factor
Domestic	82.2% - 83.0%	0.1 pts. - 0.9 pts.	83.1% - 83.9%	0.5 pts. - 1.3 pts.
International	80.6% - 81.3%	(1.0) pts. - (0.3) pts.	82.2% - 83.0%	2.7 pts. - 3.7 pts.
Total Consolidated Load Factor	81.5% - 82.3%	(0.4) pts. - 0.4 pts.	82.7% - 83.5%	1.5 pts. - 2.3 pts.

*	Regional Affiliates results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Combined Company Outlook

			PRO-FORMA
	Estimated Fourth Quarter 2010	Year-Over-Year % Change Higher/(Lower)	Estimated Full Year 2010	Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	10.80 - 10.89	11.0% - 12.0%	10.83 - 10.85	18.3% - 18.6%
Regional & Other Passenger Unit Revenue (¢/ASM)	17.81 - 17.98	4.0% - 5.0%	18.02 - 18.06	10.2% - 10.5%
Consolidated Passenger Unit Revenue (¢/ASM)	11.71 - 11.82	9.75% - 10.75%	11.77 - 11.79	17.4% - 17.7%
Cargo, Mail and Other Revenue ($M)	$1,020 - $1,030		$4,105 - $4,115

Operating Expense* (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing and Non- Cash Net Mark-to-Market (MTM) Impacts	12.14 - 12.18	7.0% - 7.3%	11.55 - 11.56	7.5% - 7.6%
Regional Affiliates Unit Cost	17.80 - 17.86	3.1% - 3.4%	17.37 - 17.38	4.0% - 4.1%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net MTM Impacts	12.87 - 12.91	6.4% - 6.7%	12.29 - 12.30	7.4% - 7.5%

Non-Fuel Expense* (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	8.49 - 8.53	3.0% - 3.5%	8.03 - 8.04	3.0% - 3.1%
Regional Affiliates Unit Cost Excluding Fuel	12.07 - 12.13	(1.5%) - (1.0%)	11.94 -11.95	(3.1%) - (3.0%)
Consolidated Unit Cost Excluding Fuel and Profit Sharing	8.95 - 8.99	2.25% - 2.75%	8.53 - 8.54	2.4% - 2.5%
Select Expense Measures ($M)
Aircraft Rent	$260		$1,020
Depreciation and Amortization	$400		$1,525

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	830		3,340
Mainline Fuel Price Excluding Hedges	$2.42 / Gallon		$2.28 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.40 / Gallon		$2.32 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net MTM Gains/(Losses) (GAAP fuel expense per gallon)	$2.42 / Gallon		$2.33 / Gallon
Regional Affiliates Fuel Consumption (Million Gallons)	180		740
Regional Affiliates Fuel Price	$2.55 / Gallon		$2.43 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$2.43 / Gallon		$2.34 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges and Non-Cash Net MTM Gains/(Losses) (GAAP fuel expense per gallon)	$2.45 / Gallon		$2.35 / Gallon

Non-Operating Income/(Expense)($M)
Non-Operating Income/(Expense)	($250) - ($260)		($980) - ($990)

Income Taxes ($M)
Income Tax Expense	$10

Net Capital Expenditures ($M)
Fleet Related	$70		$270
Non-Fleet Related	$135		$395
Purchase Deposits Paid/(Refunded)	$5		$35
Total Net Capital Expenditures	$210		$700

Scheduled Debt and Capital Lease Obligations ($M)
Scheduled Debt and Capital Lease Obligations	$550		$2,050

Cash and Cash Equivalents ($B)
Unrestricted Cash Balance	$8.6 - $8.7		$8.6 - $8.7

*	Excludes special items, certain accounting charges and merger-related expenses

Combined Company Outlook

Share Count

	4Q 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	322.3	322.3	$—
$1 million - $35 million	322.3	325.2	$—
$36 million - $60 million	322.3	365.0	$4
$61 million - $279 million	322.3	377.1	$7
$280 million - $303 million	322.3	381.3	$10
$304 million - $364 million	322.3	403.6	$28
$365 million - $415 million	322.3	407.9	$32
$416 million or greater	322.3	411.3	$36

	Full Year 2010 – PRO-FORMA (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	316.6	316.6	$—
$1 million - $140 million	316.6	320.4	$—
$141 million - $239 million	316.6	360.1	$17
$240 million - $544 million	316.6	372.3	$26
$545 million - $1,175 million	316.6	380.2	$38
$1,176 million - $1,459 million	316.6	402.5	$109
$1,460 million - $1,614 million	316.6	406.8	$126
$1,615 million or greater	316.6	410.2	$141

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Historical Quarterly Pro Forma Passenger Revenue and Operating Statistics

Going forward, the Company will allocate charter revenue and operating statistics to the Mainline operating unit. Below are updated historical results reflecting this new presentation and include the impact of unaudited purchase accounting.

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Passenger Revenue ($M)
Total Mainline Passenger Revenue	$4,622	$4,965	$5,491	$5,090	$5,139	$6,209	$6,641
Regional Affiliates Passenger Revenue	$1,066	$1,210	$1,343	$1,309	$1,292	$1,588	$1,622
Consolidated Passenger Revenue	$5,688	$6,175	$6,834	$6,399	$6,431	$7,797	$8,263

Capacity (Millions ASM)
Total Mainline Capacity	53,362	56,559	58,047	52,333	51,626	55,871	58,456
Regional Affiliates Capacity	7,055	7,461	7,970	7,643	7,709	8,470	8,698
Consolidated Capacity	60,417	64,020	66,017	59,976	59,335	64,341	67,154

Traffic (Millions RPM)
Total Mainline Traffic	40,578	46,816	49,770	43,239	41,673	47,487	50,668
Regional Affiliates Traffic	5,036	5,869	6,304	5,875	5,779	6,810	7,037
Consolidated Traffic	45,614	52,685	56,074	49,114	47,452	54,297	57,705

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.17	12.21	11.57	11.58
Special items and other exclusions (a)	—	—	—	—

Mainline operating expense excluding profit sharing and special items(a)	12.17	12.21	11.57	11.58
Plus: net non-cash mark-to-market impact (b)	(0.03)	(0.03)	(0.02)	(0.02)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items (b)	12.14	12.18	11.55	11.56
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.65)	(3.65)	(3.52)	(3.52)

Mainline operating expense excluding fuel, profit sharing and special items (c)	8.49	8.53	8.03	8.04

	Q4 2010 Estimate		Full Year 2010 Estimate
Regional Affiliates & Other expense per ASM – CASM (cents)	Low	High	Low	High
Regional Affiliates & Other operating expense	17.80	17.86	17.37	17.38
Less: Regional Affiliates & Other fuel expense	(5.73)	(5.73)	(5.43)	(5.43)

Regional CASM excluding fuel	12.07	12.13	11.94	11.95

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing	12.89	12.93	12.30	12.30
Special items and other exclusions (a)	—	—	—	—

Consolidated operating expense excluding profit sharing and special items (b)	12.89	12.93	12.30	12.31
Plus: net non-cash mark-to-market impact (b)	(0.02)	(0.02)	(0.01)	(0.01)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items (b)	12.87	12.91	12.29	12.30
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.92)	(3.92)	(3.76)	(3.76)

Consolidated expense excluding fuel, profit sharing and special items (c)	8.95	8.99	8.53	8.54

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.